CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of Phocas Real Estate Fund ("the Fund") a series of shares of beneficial interest in the Forum Funds II Trust and to the use of our report dated July 31, 2013 on the statement of assets and liabilities as of July 29, 2013 of the Fund. This financial statement appears in the Fund's Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

July 31, 2013